Exhibit 99.3

PEOPLES, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

SEPTEMBER 30, 2017 AND 2016

PEOPLES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

	SEPTEMBER 30,
	2017	2016
ASSETS

Cash and due from banks	$13,302,101	$15,034,120
Federal funds sold	664,000	44,000

Total cash and cash equivalents	13,966,101	15,078,120

Interest-bearing deposits	18,740,656	20,264,443
Investment securities trading assets	5,676,613	5,673,727
Investment securities available-for-sale	120,791,712	86,775,853
Mortgage loans held for sale	160,245,383	288,531,285
Loans	543,224,826	461,297,985
Allowance for loan losses	[7,559,344]	[6,802,375]
Loans – net	535,665,482	454,495,610
Foreclosed assets – net	1,739,708	4,578,666
Premises and equipment – net	18,665,862	19,720,091
Deferred tax asset	5,899,419	3,148,153
Other assets	23,998,967	35,294,477
	$905,389,903	$933,560,425

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:

Deposits:

Non-interest bearing demand deposits	$226,469,215	$216,079,912
Interest bearing demand deposits	152,318,412	140,371,860
Savings and money market	296,113,162	279,417,724
Time deposits	57,979,643	58,168,814

Total deposits	732,880,432	694,038,310

Borrowings	60,610,092	129,733,348
Junior subordinated debt	—	4,041,000
Accrued expenses and other liabilities	21,530,186	24,701,551

Total liabilities	815,020,710	852,514,209

Stockholders’ Equity:

Common stock	165,163	164,995
Additional paid-in capital	38,803,302	38,406,187
Retained earnings	98,418,569	88,904,371
Accumulated other comprehensive [loss] income	[324,944]	240,717
Treasury stock	[46,692,897]	[46,670,054]

	90,369,193	81,046,216

	$905,389,903	$933,560,425

See accompanying notes to unaudited consolidated interim financial statements.

PEOPLES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016
Interest income:

Interest and fees on loans	$24,890,487	$23,700,977
Interest and dividends on investment securities	1,812,772	1,376,918
Interest on bank deposits	316,377	197,723
Interest on Federal funds sold	26,454	5,990
	27,046,090	25,281,608
Interest expense:

Interest on deposits	564,404	499,437
Interest on borrowings	636,303	535,039
Interest on subordinated junior debt	[26,924]	793,560
	1,173,783	1,828,036
Net interest income	25,872,307	23,453,572

Provision for loan losses	550,000	456,000

Net interest income after provision for loan losses	25,322,307	22,997,572

Other income:

Service fees	1,803,407	1,953,353
Gain on sale of mortgage loans	77,909,554	95,468,633
Mortgage production	17,512,184	19,689,670
ATM interchange income	1,021,868	1,060,946
Gain on sale of assets	12,209	206,477
Other income	1,613,024	1,583,463
	99,872,246	119,962,542
Other expenses:

Salaries	60,072,324	64,182,147
Employee benefits	10,583,032	10,575,469
Occupancy and equipment	7,680,496	8,338,703
Mortgage production	12,359,346	14,633,480
Business development and advertising	8,190,316	8,770,377
Other real estate owned expense	1,050,069	488,390
Data processing services	1,438,248	1,471,923
Regulatory assessments	61,132	477,203
Secondary marketing expenses	383,768	836,216
Professional fees	1,219,801	1,258,569
Other operating expenses	6,264,924	7,618,479
	109,303,456	118,650,956

Net income before tax	15,891,097	24,309,158

Income taxes	6,044,123	9,209,813

Net income	$9,846,974	$15,099,345

See accompanying notes to unaudited consolidated interim financial statements.

PEOPLES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016

Net income attributed to the Company	$9,846,974	$15,099,345

Unrealized gain on securities, net of taxes:

Unrealized holding gain	369,673	210,512

Reclassification adjustment of [gain] included in net income	[2,179]	[139,069]

Other comprehensive income	367,494	71,443

Comprehensive income	$10,214,468	$15,170,788

See accompanying notes to unaudited consolidated interim financial statements.

PEOPLES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

		ADDITIONAL		ACCUMULATED OTHER
	COMMON	PAID-IN	RETAINED	COMPREHENSIVE	TREASURY
	STOCK	CAPITAL	EARNINGS	[LOSS] INCOME	STOCK		TOTAL

Balance - December 31, 2015	$164,926	$38,230,976	$76,655,026	$169,274	$	[46,670,054]	$68,550,148

Common stock Issued	69	51,992	—	—		—	52,061

Stock-based compensation expense	—	123,219	—	—		—	123,219

Net income	—	—	15,099,345	—		—	15,099,345

Other comprehensive income	—	—	—	71,443		—	71,443

Dividends paid	—	—	[2,850,000]	—		—	[2,850,000]
Balance - September 30, 2016	$164,995	$38,406,187	$88,904,371	$240,717	$	[46,670,054]	$81,046,216

Balance - December 31, 2016	$165,063	$38,537,617	$91,647,717	$ [692,438]	$	[46,670,054]	$82,987,905

Common stock Issued	8	2,640	—	—		—	2,648

Stock-based compensation expense	92	263,045	—	—		—	263,137

Net income	—	—	9,846,974	—		—	9,846,974

Other comprehensive income	—	—	—	367,494		—	367,494

Purchase of treasury stock	—	—	—	—		[22,843]	[22,843]

Dividends paid	—	—	[3,076,122]	—		—	[3,076,122]
Balance - September 30, 2017	$165,163	$38,803,302	$98,418,569	$ [324,944]	$	[46,692,897]	$90,369,193

See accompanying notes to unaudited consolidated interim financial statements.

PEOPLES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016

CASH FLOW FROM OPERATING ACTIVITIES:

Net income	$9,846,974	$15,099,345

Adjustments to reconcile net income to cash provided by [used by] operating activities:
Provision for loss on foreclosed assets	1,017,480	396,011
Provision for loan losses	550,000	456,000
Depreciation	1,989,892	1,814,879
Amortization and provision of mortgage servicing rights	808,123	2,464,929
Deferred income tax asset	[2,436,406]	[244,638]
Investment securities amortization – net	1,534,451	1,111,424
Stock based compensation	263,137	123,219
Gain on sale of assets	[12,209]	[206,477]
Gain on sale of mortgage loans held for sale	[77,909,554]	[95,468,633]
Investment securities trading assets earnings	[142,661]	[167,442]

Net change in:
Mortgage loans held for sale	123,567,445	6,324,359
Accrued interest receivable	104,506	[42,694]
Accrued interest payable	[285,363]	[300,424]
Other assets	4,661,278	[1,756,257]
Other liabilities	6,072,048	7,297,449

Net cash provided by [used by] operating activities	69,629,141	[63,098,950]

CASH FLOW FROM INVESTING ACTIVITIES:
Decrease [increase] in interest bearing deposits	12,427,612	[5,193,636]
Proceeds from the sale and redemption of investment securities	22,323,571	32,790,979
Purchase of investment securities	[42,640,841]	[28,690,464]
Net increase in loans	[71,279,963]	[38,638,687]
Proceeds from sale of premises and equipment	3,043	19,374
Purchase of premises and equipment	[908,158]	[1,212,198]
Proceeds from sale of foreclosed assets	1,793,316	3,493,421
Proceeds from sale of Federal Home Loan Bank stock	6,011,600	7,147,300
Purchase of Federal Home Loan Bank stock	[3,806,400]	[10,428,900]
Proceeds from sale of other assets	5,669,249	299,641

Net cash [used by] investing activities	[70,406,971]	[40,413,170]

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in deposits	31,025,367	49,616,817
Net [decrease] increase in borrowings	[27,480,302]	63,073,847
Payment on long-term debt	[4,041,000]	[6,300,000]
Contribution of capital	2,648	52,061
Dividends paid	[3,076,122]	[2,850,000]

Net cash [used by] provided by financing activities	[3,569,409]	103,592,725

[DECREASE] INCREASE IN CASH AND CASH EQUIVALENTS	[4,347,239]	80,605

CASH AND CASH EQUIVALENTS - Beginning of period	18,313,340	14,997,515
CASH AND CASH EQUIVALENTS - End of period	$13,966,101	$15,078,120

See accompanying notes to unaudited consolidated interim financial statements.

PEOPLES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016

SUPPLEMENTAL DISCOSURE FOR CASH FLOW INFORMATION:

Cash paid during the period:

Interest	$1,467,856	$2,084,685

Income taxes	$7,821,131	$7,825,551

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Foreclosed assets acquired in settlement of loans	$—	$209,852

Loans transferred from loans held for sale to loan	$1,818,762	$1,400,332

See accompanying notes to unaudited consolidated interim financial statements.

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

A.   Basis of Presentation:

Peoples, Inc. (the “Holding Company”) has a national chartered and a state chartered commercial bank.  Peoples Bank and Peoples National Bank (the “Banks”) generate commercial, mortgage and consumer loans and receive deposits from customers located primarily at its facilities in Colorado Springs, Fountain, Leadville, Monument and Woodland Park, Colorado, Lawrence, Louisburg, Ottawa, Overland Park, Stanley and Stillwell, Kansas, and Albuquerque, Red River and Taos, New Mexico and the surrounding areas.  The Banks operate under either a national or a state bank charter and provide full banking services.  The Holding Company and its Banks are subject to regulation by the Office of the Comptroller of the Currency, Kansas State Banking Department, Federal Deposit Insurance Corporation and the Federal Reserve Bank.  The Banks have mortgage operations in Arizona, California, Colorado, Delaware, Florida, Indiana, Kansas, Kentucky, Maryland, Michigan, Missouri, Nevada, New Jersey (Peoples Bank Home Loans, LLC), New Mexico, Ohio, Pennsylvania, and Utah.

The accompanying interim unaudited consolidated financial statements serve to update the Peoples, Inc. Annual Report for the year ended December 31, 2016 and include the accounts of the Holding Company, the Banks, and their wholly owned subsidiary Interbank 1, LLC.  The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and where applicable, with general practices in the banking industry or guidelines prescribed by bank regulatory agencies.  However, they may not include all information and notes necessary to constitute a complete set of financial statements under GAAP applicable to annual periods and accordingly should be read in conjunction with the financial information contained in the Company’s most recent Annual Report.  The unaudited consolidated financial statements reflect all adjustments, in the opinion of management, necessary for a fair statement of the results presented.  All such adjustments are of a normal recurring nature.  All significant intercompany balances and transactions have been eliminated in consolidation.  The results of operations for the interim period is not necessarily indicative of the results that may be expected for the full year or any other interim period.

The preparation of the interim unaudited consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions.  In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Banks’ loans are generally secured by specific items of collateral including real property, consumer assets and business assets.  Although the Banks have a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contacts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans.  Such agencies may require the Banks to recognize additional losses based on their judgments about information available to them at the time for the examination.  Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term.  However, the amount of the change that is reasonably possible cannot be estimated.

Other material estimates that are particularly susceptible to significant changes in the near term relate to the valuation of mortgage loans held for sale, foreclosed assets, mortgage servicing rights and the fair market value of financial instruments.

The Holding Company’s significant accounting policies followed in the preparation of the interim unaudited consolidated financial statements are disclosed in Note A of the audited financial statements and notes for the year ended December 31,

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

2016.  There have not been any significant changes to the application of significant accounting policies since December 31, 2016.

B.    Investment Securities:

The investment securities are summarized as follows:

	SEPTEMBER 30, 2017
		GROSS	GROSS
	AMORTIZED	UNREALIZED	UNREALIZED	APPROXIMATE
	COST	GAINS	[LOSSES]	MARKET VALUE

Securities available for sale:
Debt securities:

Mortgage-backed	$113,995,568	$159,435	$ [847,593]	$113,307,410
Municipals	7,317,638	172,155	[5,491]	7,484,302

	$121,313,206	$331,590	$ [853,084]	$120,791,712

Securities - trading assets including municipals	$—	$—	$—	$5,676,613

	SEPTEMBER 30, 2016
		GROSS	GROSS
	AMORTIZED	UNREALIZED	UNREALIZED	APPROXIMATE
	COST	GAINS	[LOSSES]	MARKET VALUE

Securities available for sale:
Debt securities:

Mortgage-backed	$80,506,692	$468,341	$ [239,759]	$80,735,274
Municipals	5,883,821	156,758	—	6,040,579

	$86,390,513	$625,099	$ [239,759]	$86,775,853

Securities – trading assets including municipals	$—	$—	$—	$5,673,727

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

The amortized cost and estimated fair value of debt securities available-for-sale at September  30, 2017, by contractual maturity, is as follows:

	AMORTIZED	APPROXIMATE
	COST	MARKET VALUE

Due after one year through five years	$3,413,369	$3,501,926
Due after five years through ten years	546,195	560,056
Due after ten years	3,358,074	3,422,320

	7,317,638	7,484,302

Mortgage-backed	113,995,568	113,307,410

Total debt securities	$121,313,206	$120,791,712

Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

For the nine months ended September 30, 2017 and 2016, proceeds from sales of securities available-for-sale amounted to $925,922 and $16,114,546. Gross realized gain amounted to $3,529 and $223,196 for the nine months ended September 30, 2017 and 2016, respectively. The cost basis of the securities is determined by specific identification.

Investment securities with a carrying amount of $74,655,000 and $64,919,000 at September  30, 2017 and 2016, respectively, are pledged to collateralize public deposits and borrowings.

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

Information pertaining to securities with gross unrealized losses at September 30, 2017 and 2016, aggregated by investment category and length of time that individual securities have been in a continuous loss position is as follows:

	LESS THAN 12 MONTHS			12 MONTHS OR GREATER			TOTAL
		GROSS			GROSS			GROSS
	FAIR	UNREALIZED		FAIR	UNREALIZED		FAIR	UNREALIZED
	VALUE	LOSSES		VALUE	LOSSES		VALUE	LOSSES

September 30, 2017:

Mortgage-backed securities	$34,911,465	$	[187,711]	$52,879,063	$	[659,882]	$87,790,528	$	[847,593]
Municipals	—		—	1,037,061		[5,491]	1,037,061		[5,491]

Total	$34,911,465	$	[187,711]	$53,916,124	$	[665,373]	$88,827,589	$	[853,084]

September 30, 2016:

Mortgage-backed securities	$23,785,903	$	[162,162]	$14,972,016	$	[77,597]	$38,757,919	$	[239,759]

Total	$23,785,903	$	[162,162]	$14,972,016	$	[77,597]	$38,757,919	$	[239,759]

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis and more frequently when economic or market concerns warrant such evaluations.  Consideration is given to (1) the length of time and extent to which the fair value has been less than cost, (2) the financial condition and near term prospects of the issuer, and (3) the intent and ability of the Banks to retain their investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

The unrealized losses in the Company’s investment portfolio at September 30, 2017 were caused by changes in interest rates.  The portfolio includes 86 securities, having an aggregate fair value of $88.8 million, which were in an unrealized loss position at September 30, 2017.

The unrealized losses in the Company’s investment portfolio at September 30, 2016 were caused by changes in interest rates.  The portfolio includes 32 securities, having an aggregate fair value of $38.8 million, which were in an unrealized loss position at September 30, 2016.

The Company has no intention to sell these securities before recovery of their amortized cost and believes it will not be required to sell the securities before the recovery of their amortized cost.

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

C.   Loans:

Loans are summarized as follows:

	SEPTEMBER 30,
	2017	2016

Commercial	$70,839,237	$57,652,324
Commercial real estate	275,320,727	226,622,691
Agricultural	4,128,388	4,601,233
Residential real estate	191,653,582	170,681,486
Consumer	2,424,358	2,472,934

	544,366,292	462,030,668

Overdrafts	105,906	111,319
Unposted transactions	[9,860]	345,662
Deferred loan fees	[1,237,512]	[1,189,664]

	543,224,826	461,297,985

Allowance for loan losses	[7,559,344]	[6,802,375]

	$535,665,482	$454,495,610

Changes in the allowance for loan losses are as follows:

	NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016

Balance - beginning of period	$7,079,135	$5,884,596

Uncollectible loans	[186,275]	[59,986]
Recoveries	116,484	521,765
Provision	550,000	456,000

Balance - end of period	$7,559,344	$6,802,375

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

The following table presents the activity in allowance for loan losses for the nine months ended September 30, 2017 and the recorded investment in loans and impairment method as of September 30, 2017 by portfolio segment:

		Commercial		Residential
	Commercial	Real Estate	Agricultural	Real Estate	Consumer	Total

Allowance for Loan Losses:

Balance – beginning of period	$836,759	$3,366,670	$47,281	$2,670,066	$158,359	$7,079,135

Uncollectible loans	—	[180,321]	—	—	[5,954]	[186,275]
Recoveries	22,506	20,327	—	67,081	6,570	116,484
Provision	[65,520]	317,794	[10,317]	311,850	[3,807]	550,000

Balance - end of period	$793,745	$3,524,470	$36,964	$3,048,997	$155,168	$7,559,344

Individually evaluated for impairment	$—	$15,555	$—	$35,663	$—	$51,218

Collectively evaluated for impairment	793,745	3,508,915	36,964	3,013,334	155,168	7,508,126

	$793,745	$3,524,470	$36,964	$3,048,997	$155,168	$7,559,344

Loans:

Individually evaluated for impairment	$35,263	$2,401,990	$—	$1,162,158	$8,630	$3,608,041

Collectively evaluated for impairment	70,803,974	272,918,737	4,128,388	190,491,424	2,415,728	540,758,251

	$70,839,237	$275,320,727	$4,128,388	$191,653,582	$2,424,358	$544,366,292

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

The following table presents the activity in allowance for loan losses for the nine months ended September 30, 2016 and the recorded investment in loans and impairment method as of September 30, 2016 by portfolio segment:

		Commercial		Residential
	Commercial	Real Estate	Agricultural	Real Estate	Consumer	Total

Allowance for Loan Losses:

Balance - beginning of period	$602,407	$2,698,823	$45,335	$2,375,339	$162,692	$5,884,596

Uncollectible loans	—	—	—	[58,181]	[1,805]	[59,986]
Recoveries	18,119	384,250	—	114,620	4,776	521,765
Provision	227,499	[9,294]	[4,101]	249,810	[7,914]	456,000

Balance - end of period	$848,025	$3,073,779	$41,234	$2,681,588	$157,749	$6,802,375

Individually evaluated for impairment	$30,616	$229,955	$—	$38,949	$—	$299,520

Collectively evaluated for impairment	817,409	2,843,824	41,234	2,642,639	157,749	6,502,855

	$848,025	$3,073,779	$41,234	$2,681,588	$157,749	$6,802,375

Loans:

Individually evaluated for impairment	$34,425	$3,003,188	$—	$941,851	$—	$3,979,464

Collectively evaluated for impairment	57,617,899	223,619,503	4,601,233	169,739,635	2,472,934	458,051,204

	$57,652,324	$226,622,691	$4,601,233	$170,681,486	$2,472,934	$462,030,668

The Banks categorize loans into risk categories based on relevant information about the ability of borrowers to service their debt such as:  current financial information, historical payment experience, collateral adequacy, credit documentation, public information and current economic trends, among other factors.  The Banks analyzes loans, on a monthly basis, individually by classifying the loans as to credit risk.  This analysis typically includes larger, non-homogeneous loans such as commercial and residential real estate and commercial, agricultural and consumer loans.  This analysis is performed on an ongoing basis as new information is obtained.

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

The Banks uses the following definitions for risk ratings:

Pass - Loans classified as pass represent loans that are evaluated and are performing under the stated terms.  Pass rated assets are analyzed by the paying capacity, the current net worth, and the value of the loan collateral of the obligor.

Watch - Loans classified as watch possess potential weaknesses that require management attention, but do not yet warrant adverse classification.  While the status of a loan put on this list may not technically trigger their classification as Substandard or Doubtful, it is considered a proactive way to identify potential issues and address them before the situation deteriorates further and does result in a loss for the Banks.

The Banks uses the following definitions for risk ratings (continued):

Substandard - Loans classified as substandard are inadequately protected by the current net worth, paying capacity of the obligor, or by the collateral pledged.  Substandard loans must have a well-defined weakness or weaknesses that jeopardize the repayment of the debt as originally contracted.  They are characterized by the distinct possibility that the Banks will sustain a loss if the deficiencies are not corrected.   Loans in this category maybe allocated a specific reserve based on the estimated discounted cash flows from the loan (or collateral value less cost to sell for collateral dependent loans) or maybe charged off if deemed uncollectible.

Doubtful - Loans classified as doubtful have the weaknesses of those classified as Substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis for currently existing facts, conditions and values, highly questionable and improbable.  Loans in this category are allocated a specific reserve based on the estimated discounted cash flows from the loan (or collateral value less cost to sell for collateral dependent loans) or are charged off if deemed uncollectible.

Based on the most recent analysis performed the risk category of loans by class of loans was as follows as of September 30, 2017:

	Pass	Watch	Substandard	Doubtful	Total

Commercial	$57,633,246	$13,055,200	$150,791	$—	$70,839,237
Commercial real estate	268,155,109	4,368,801	2,796,817	—	275,320,727
Agriculture	4,128,388	—	—	—	4,128,388
Residential real estate	176,840,548	12,668,883	1,673,462	470,689	191,653,582
Consumer	2,394,577	29,781	—	—	2,424,358

	$509,151,868	$30,122,665	$4,621,070	$470,689	$544,366,292

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

Based on the most recent analysis performed the risk category of loans by class of loans was as follows as of September 30, 2016:

	Pass	Watch	Substandard	Doubtful	Total

Commercial	$50,725,654	$6,892,245	$34,425	$—	$57,652,324
Commercial real estate	216,050,517	7,241,807	3,330,367	—	226,622,691
Agriculture	4,601,233	—	—	—	4,601,233
Residential real estate	165,757,863	3,465,987	1,457,636	—	170,681,486
Consumer	2,441,683	31,251	—	—	2,472,934

	$439,576,950	$17,631,290	$4,822,428	$—	$462,030,668

The following table summarizes the aging of the past due loans by loan class within the portfolio segments:

	Still Accruing
	30-89 Days	Over 90 Days	Nonaccrual
	Past Due	Past Due	Balance
September 30, 2017:

Commercial	$22,675	$—	$31,265
Commercial real estate	—	50,280	994,325
Agriculture	—	—	—
Residential real estate	1,670,067	628,689	230,801
Consumer	—	—	—

	$1,692,742	$678,969	$1,256,391
September 30, 2016:

Commercial	$—	$—	$—
Commercial real estate	216,002	—	1,296,753
Agriculture	—	—	—
Residential real estate	546,297	686,791	515,883
Consumer	—	—	—

	$762,299	$686,791	$1,812,636

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

The following table summarizes individually impaired loans by class of loans as of September  30, 2017:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance (1)	Allowance	Investment	Recognized

With no related allowance recorded:

Commercial	$31,265	$31,265	$—	$31,265	$64
Commercial real estate	307,552	349,169	—	314,478	11,956
Agriculture	—	—	—	—	—
Residential real estate	1,912,495	2,077,667	—	1,941,661	43,315
Consumer	—	—	—	—	—

	$2,251,312	$2,458,101	$—	$2,287,404	$55,335

With an allowance recorded:

Commercial	$—	$—	$—	$—	$—
Commercial real estate	1,200,270	1,200,270	15,555	1,235,368	42,503
Agriculture	—	—	—	—	—
Residential real estate	147,828	152,584	35,663	148,482	6,430
Consumer	—	—	—	—	—

	$1,348,098	$1,352,854	$51,218	$1,383,850	$48,933

(1)   Represents the borrower’s loan obligation gross of any previously charged-off amounts.

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

The following table summarizes individually impaired loans by class of loans as of September  30, 2016:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance (1)	Allowance	Investment	Recognized

With no related allowance recorded:

Commercial	$—	$—	$—	$—	$—
Commercial real estate	305,894	342,673	—	320,678	8,061
Agriculture	—	—	—	—	—
Residential real estate	590,286	673,419	—	617,431	8,989
Consumer	—	—	—	—	—

	$896,180	$1,016,092	$—	$938,109	$17,050

With an allowance recorded:

Commercial	$34,425	$34,425	$30,616	$37,396	$324
Commercial real estate	2,697,294	2,788,866	229,955	2,717,366	55,764
Agriculture	—	—	—	—	—
Residential real estate	351,564	359,161	38,949	355,440	9,527
Consumer	—	—	—	—	—

	$3,083,283	$3,182,452	$299,520	$3,110,202	$65,615

(1)   Represents the borrower’s loan obligation gross of any previously charged-off amounts.

Modifications of terms for loans and their inclusion as troubled debt restructurings are based on individual facts and circumstances.  Loan modifications that are included as troubled debt restructurings may involve reduction of the interest rate or renewing at an interest rate below current market rates, extension of the term of the loan and/or forgiveness of principal, regardless of the period of the modification.

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

The following table represents the effects of the trouble debt restructurings during the nine months ended September  30, 2017:

		Post-	Pre-
		Modification	Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Contracts	Investment	Investment

Troubled debt restructurings:

Commercial	—	$—	$—
Commercial real estate	7	2,436,019	3,116,115
Agriculture	1	38,649	206,389
Residential real estate	5	613,256	741,358
Consumer	—	—	—

Troubled debt restructurings that subsequently defaulted:

Commercial	—	$—	$—
Commercial real estate	—	—	—
Agriculture	—	—	—
Residential real estate	—	—	—
Consumer	—	—	—

The following table represents the effects of the trouble debt restructurings during the nine months ended September  30, 2016:

		Post-	Pre-
		Modification	Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Contracts	Investment	Investment

Troubled debt restructurings:

Commercial	2	$28,867	$39,187
Commercial real estate	12	3,191,460	3,735,754
Agriculture	1	43,732	206,389
Residential real estate	6	688,746	864,843
Consumer	—	—	—

Troubled debt restructurings that subsequently defaulted:

Commercial	—	$—	$—
Commercial real estate	—	—	—
Agriculture	—	—	—
Residential real estate	—	—	—
Consumer	—	—	—

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

Loans with a balance of none and $72,369 at September 30,  2017 and 2016, respectively were added as troubled debt restructuring.  The allowance for loan losses associated with these loans was none at September 30,  2017 and 2016 and none at the time of the pre-modification.

The Banks have no commitments to lend additional funds to debtors whose terms have been modified in troubled debt restructuring.

The Banks periodically enter into transactions with certain directors and executive officers.  Such transactions are made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and do not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. There was approximately $24,000 and $98,000 of such loans to related parties at September 30, 2017 and 2016, respectively.

D.   Mortgage Servicing Rights:

The mortgage servicing rights (“MSR’s”) consist of servicing of residential mortgage loans originated and sold with the servicing retained.  The amortization method is applied to residential MSR’s.  The changes in amortized MSR’s were as follows:

	SEPTEMBER 30,
	2017	2016
MSR asset:

Balance – beginning of period	$10,257,295	$7,769,712

Servicing from asset transfers	808,367	3,731,840
Servicing sales	[6,058,323]	-
Accumulated amortization	[874,842]	[1,444,478]

Balance – end of period	4,132,497	10,057,074

Valuation allowance:

Balance – beginning of period	[170,397]	[71,661]

Servicing sales	1,678	—
Recovery [provision] for MSR’s in excess of fair value	66,719	[1,020,451]

Balance – end of period	[102,000]	[1,092,112]

Amortized MSR’s – net	$4,030,497	$8,964,962

Fair value of amortized MSR’s:

	SEPTEMBER 30,
	2017	2016

Beginning of period	$11,264,898	$8,690,452
End of period	4,425,394	9,874,604

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

Residential MSR’s are evaluated for impairment purposes by the following risk strata:  mortgages sold to GSEs (FHLMC, FNMA and GNMA), each by interest rate stratifications.  The valuation allowance was $102,000 and $1,092,112 at September  30, 2017 and 2016, respectively.

The components of the managed servicing portfolio is as follows:

	SEPTEMBER 30,
	2017	2016

Unpaid principal balance of residential mortgage serviced for others	$479,878,000	$1,154,598,000

The fair values of these rights were $4,425,394 and $9,874,604, respectively, at September 30, 2017 and 2016.  The fair value of servicing rights was determined using discount rates ranging from 9.5% to 10.5%, prepayment speeds ranging from a constant prepayment rate (“CPR”) of 9.6 to 14.0, depending on the stratification of the specific right, and anticipated credit losses.

The components of mortgage servicing right noninterest income is as follows:

	NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016
Servicing income – net:

Contractual specified servicing fees	$1,765,607		$1,870,516
Late charges	28,796		50,190
Ancillary fees	79,782		61,007
Subservicing fees	[206,415]		[221,673]

Net servicing fees	1,667,770		1,760,040

Amortization expense	874,842		1,444,478
[Recovery] provision of MSR’s in excess of fair value	[66,719]		1,020,451

Total servicing income – net	$859,647	$	[704,889]

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

E.   Deposits:

Deposit account balances are as follows:

	SEPTEMBER 30,
	2017	2016

Non-interest bearing demand deposits	$226,469,215	$216,079,912

Interest bearing:

Demand deposits	152,318,412	140,371,860
Savings and money markets	296,113,162	279,417,724
Time deposits - less than $100,000	37,448,334	38,413,759
Time deposits - $100,000 or more	20,531,309	19,755,055

	506,411,217	477,958,398

	$732,880,432	$694,038,310

The following table show scheduled maturities of certificates of deposits with denominations greater than or equal to $100,000 as of September 30, 2017:

Three months or less	$3,563,238
Over 3 months through 6 months	5,716,075
Over 6 months through 12 months	4,677,301
Thereafter	6,574,695

Total time deposits - $100,000 or more	$20,531,309

The Banks held related party deposits of approximately $4,493,000 and $2,856,000 at September  30, 2017 and 2016, respectively.

F.    Borrowings:

In November 2015, Peoples, Inc. entered into a credit agreement with another institution (the “note”) that allows for the Holding Company during the first six months of the term to take loans at any time and from time to time in an aggregate principal amount up to the maximum loan commitment of $6,000,000.  After the initial six months of the term, through April 2016, the note amortizes with quarterly payments of $194,144, including interest through April 2026.  The note bears interest at a variable rate (5.214% at September 30, 2017).  The note has an outstanding balance of $5,366,692 and $5,860,948 at September 30, 2017 and 2016, respectively.  This loan is collateralized by the issued stock of Peoples Bank and Peoples National Bank.

At September 30, 2017 and 2016, the Banks have delivered loans with an outstanding balance of approximately $214,176,000 and $293,503,000 to the Federal Home Loan Bank of Topeka.  The total lending balance from this collateral was approximately $147,479,000 and $241,221,000 with total credit outstanding in the amount of $55,243,400 and $123,872,400 as of September  30, 2017 and 2016, respectively.  The advances accrue interest at a variable rate (1.28% at September 30, 2017) and are due on demand.  The credit line is used primarily to fund the Banks’ mortgage production operations.

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

Advances on the line are taken as needed to fund closings and payments made by investors directly against this line on loans that are held as collateral.  In addition to the loans delivered, the credit is also collateralized with a blanket security agreement against all the Banks’ assets.  To participate in the lending programs, the Banks are required to maintain a certain level of stock with the Federal Home Loan Bank.

The Banks have $18,289,000 and $18,531,000 at September 30, 2017 and 2016, respectively, of secured and unsecured lines of credit with other institutions.  No funds were drawn on these lines at September 30, 2017 and 2016.

G.    Junior Subordinated Debt:

In February 2001, Peoples, Inc. established a special purpose trust for the purposes of issuing trust preferred securities.  The proceeds from such issuance, together with the proceeds of the related issuance of common securities of the trust, were invested in junior subordinated debentures (“debentures”) of the Holding Company.  Concurrent with the issuance of the preferred securities by the trust, the trust issued guarantees for the benefit of the security holders.  These trust preferred securities provide the Holding Company with a more cost-effective means of obtaining Tier I capital for regulatory purposes than if the Holding Company itself were to issue preferred stock because the Holding Company is allowed to deduct, for income tax purposes, distribution to the holders of the trust preferred securities.

The sole assets of the trust are the debentures.  All of the common securities of the trust are owned by the Holding Company.  The common securities are reported as an investment in Other Assets.  The preferred securities issued by the trust rank senior to the common securities.  The obligations of Peoples (CO) Statutory Trust I (“Trust I”) under the debenture, the indentures, the relevant trust agreements and the guarantees, in the aggregate, constitute a full and unconditional guarantee by the trust of the obligations of the trust under the trust preferred securities and rank subordinate and junior in right of payment to all their other liabilities.  The Holding Company guarantees the obligations of Trust I.

The junior subordinated debentures bear interest at 10.2% and are due in February 2031 and may be called beginning in February 2011 at a premium as defined in the debentures.  In 2017 and 2016, the Holding Company made a principal reduction on the debentures in the amount of $4,041,000 and $6,300,000, respectively.  The Holding Company paid the remaining principal balance of $4,041,000 in February 2017.

H.   Financial Instruments with Off-Balance Sheet Risk:

In the normal course of business, the Banks have outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying consolidated financial statements.  The Banks’ exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amounts of those instruments.  The Banks use the same credit policies in making such commitments as they do for instruments that are included in the unaudited Consolidated Balance Sheets.

Financial instruments with contract amounts representing credit risk are as follows:

	SEPTEMBER 30,
	2017	2016
Commitments to extend credit	$129,135,000	$91,159,000
Standby letters of credit	1,577,000	2,037,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Banks evaluate each customer’s creditworthiness on a case-by-case basis and use the same underwriting standards they use in issuing other credit to

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

borrowers.  The amount of collateral obtained, if deemed necessary by the Banks, upon extension of credit is based on management’s credit evaluation.  Collateral held varies by customer but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Unfunded commitments under revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers.  These lines-of-credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Banks are committed.

Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party.  Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.  The Banks’ policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The Banks have not been required to perform on any financial guarantees during the past two years. The Banks have not incurred any losses on its commitments during the nine months ended September 30, 2017 or 2016.

In the normal course of business, the Banks enter into commitments to purchase and make residential mortgage loans.  The commitments are short-term in nature and, if drawn on by the customer, result in a fixed or variable rate loan collateralized by residential real estate.  The Banks have committed to lend at a stipulated interest rate and assume the risk of a subsequent rise in rates prior to the loan funding.  Total commitments approximate $194,228,000 and $277,799,000 at September 30, 2017 and 2016, respectively.  The Banks offset their interest rate exposure on such commitments and on mortgage loans held for sale by entering into derivative instruments such as forward loans sale commitments and mandatory delivery commitments, including TBA mortgage securities.

The Banks sell residential mortgage loans to the secondary market in connection with their mortgage banking business.  These loans are sold with a minimal recourse period.  All residential mortgage loans are subject to the same credit policies and off-balance sheet loans with recourse have the same credit risk as on-balance sheet loans. If a borrower defaults on a loan during the recourse period, it is sold back to the Banks to initiate normal collection efforts.  In determining the credit risk, the Banks consider their past history with regards to recourse charges, the current market conditions and the effects of current economic conditions.  Loans sold with recourse were approximately $1,469,201,000 and $1,773,986,000 at September 30, 2017 and 2016, respectively, represent off-balance sheet risk in the normal course of business.  At September 30, 2017 and 2016, a liability for credit losses amounting to $3,858,000 and $3,601,000, respectively, applicable to loans sold with recourse, is included in other liabilities.

I.    Commitments and Contingencies:

The Banks sold the land and building related to five of its branches in 2007 and agreed to lease back the entire space resulting in a sale-leaseback transaction.  The Banks did not provide financing for the buyer and did not retain any ownership rights in the property sold.  The Banks leased the properties back for an initial period of 15 years after the sale and is responsible for all operating expenses.  In addition, the Banks have four, five-year renewal options on the properties after the initial term of the lease at market rates at the time of the renewals.

The Banks sold the properties at a net sales price of $11,405,000 resulting in a gain of $3,307,000.  However, in accordance with accounting standards, the present value of the minimum lease payments of $3,072,000 was deferred and is being amortized over the life of the leases.  Total amortization recognized was $130,500 for the nine months ended September 30, 2017 and 2016.

In November 2017, the Federal Reserve Board (“Fed”) issued a Consent Order against Peoples Bank (“Peoples”) that determined that Peoples’ national mortgage business engaged in deceptive residential mortgage origination practices in violation of Section 5 of the Federal Trade Commission Act. The Fed found that Peoples told certain borrowers that they

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

were paying an additional amount for discount points that would lower the borrowers’ interest rate.  The Fed also found that many borrowers who paid points did not receive a reduced interest rate or received a rate that was not reduced enough.

Under the terms of the Consent Order, Peoples will be required to refund all payments for discount points that did not reduce borrowers’ interest rates.  The total estimated amount to be refunded to borrowers is approximately $2,392,000.  This amount was accrued in consolidated financial statement at the time it became reasonably determinable.

The deceptive practices at issue were centered within Peoples’ national mortgage business, which has been wound down and all operations have ceased as of December 31, 2017.

The Banks are subject to claims and lawsuits which arise primarily in the ordinary course of business.  It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the Banks.

J.    Common Stock:

The common stock of the Holding Company has a $1 par value.  There are 500,000 shares authorized, with 165,163 and 164,995 shares issued and outstanding at September  30, 2017 and 2016, respectively.

K.   Restriction on Dividends:

The Holding Company and Banks are subject to certain restrictions on the amount of dividends that may be paid without regulatory approval.  The Holding Company and Banks normally restricts dividends to a lesser amount.

L.   Treasury Stock:

There are 72,241 and 72,211 shares of treasury stock held by the Holding Company at September 30, 2017 and 2016, respectively.  The treasury stock is recorded at cost.

M.  Regulatory Matters:

In July 2013, the federal banking agencies published final rules (the “Basel III Capital Rules”) that revised their risk-based and leverage capital requirements and their method for calculating risk-weighted assets to implement, in part, agreements reached by the Basel Committee and certain provisions of the Dodd-Frank Act.  The Basel III Capital Rules apply to banking organizations, including the Holding Company and the Banks.

In connection with the effectiveness of Basel III, most banks are required to decide whether to elect to opt-out of the inclusion of Accumulated Other Comprehensive Income (“AOCI”) in their Common Equity Tier 1 Capital.  This is a one-time election and generally irrevocable.  If elected to opt-out, most AOCI items will be treated, for regulatory capital purposes, in the same manner in which they were prior to Basel III.  The Banks have elected to opt-out of the inclusion.

Among other things, the Basel III Capital Rules:  (I) introduce a new capital measure entitled “Common Equity Tier 1” (“CET1”); (II) specify that tier 1 capital consist of CET1 and additional financial instruments satisfying specified requirements that permit inclusion in tier 1 capital; (III) define CET1 narrowly by requiring that most deductions or adjustments to regulatory capital measures be made to CET1 and not to the other components of capital; and (iv) expand the scope of the deductions or adjustments from capital as compared to the existing regulations.

A minimum leverage ratio (tier 1 capital as a percentage of total assets) of 4.0% is also required under the Basel III Capital Rules (even for highly rated institutions).  The Basel III Capital Rules additionally require institutions to retain a capital conservation buffer of 2.5% above these required minimum capital ratio levels.  Banking organizations that fail to maintain

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

the minimum 2.5% capital conservation buffer could face restrictions on capital distributions or discretionary bonus payments to executive officers.

The Basel III Capital Rules became effective as applied to the Company and the Banks on January 1, 2015, with a phase in period that generally extends from January 1, 2015 through January 1, 2019.

The Holding Company, on a consolidated basis, and Banks are subject to various regulatory capital requirements administered by their primary Federal regulator, the Federal Reserve Bank, the Office of the Comptroller of the Currency and the Kansas State Banking Commission.  Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators that if undertaken, could have a direct material effect on the Holding Company’s and Banks’ financial statements.  Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Holding Company and the Banks must meet specific capital guidelines involving quantitative measures of the their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The capital amount and classification subject to qualitative judgments by the regulators about components, risk weightings, and other factors.  Prompt corrective action provisions are not applicable to the Holding Company.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Common Equity Tier 1 Capital (“CET1”), Tier 1 Capital, Total Capital and leverage ratio Tier 1 Capital.  As of January 1, 2015 the requirements are:

•4.5% based upon CET1

•6.0% based upon tier 1 capital

•8.0% based on total regulatory capital

•4.0% based on leverage ratio of Tier 1 Capital assets

As of September 30, 2017 and 2016, management believes the Holding Company and the Banks met all capital adequacy requirements to which they are subject.  As of September 30, 2017, the most recent notification from the Federal Reserve Bank and Office of the Comptroller of the Currency categorized the Banks as well capitalized under the regulatory framework for prompt corrective action.  There are no conditions or events since the notification that management believes have changed the Banks’ category.

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

The Holding Company and Banks’ actual and required capital amounts and ratios are as follows:

					TO BE
					WELL CAPITALIZED
					UNDER THE PROMPT
			FOR CAPITAL		CORRECTIVE ACTION
	ACTUAL		ADEQUACY PURPOSES		PROVISIONS
	AMOUNT	RATIO	AMOUNT	RATIO	AMOUNT	RATIO

September 30, 2017:

Total Risk-Based Capital (to Risk-Weighted Assets):

Peoples, Inc.	$98,506,000	14.8%	$53,308,000	>8.0%	NA	NA
Peoples Bank	57,012,000	15.2%	30,002,000	>8.0%	37,502,000	>10.0%
Peoples National Bank	46,439,000	16.0%	23,226,000	>8.0%	29,032,000	>10.0%

Common Equity Tier 1 Capital (to Risk Weighted Assets):

Peoples, Inc.	$90,694,000	13.6%	$29,986,000	>4.5%	NA	NA
Peoples Bank	52,328,000	14.0%	16,876,000	>4.5%	24,376,000	>6.5%
Peoples National Bank	43,311,000	14.9%	13,064,000	>4.5%	18,871,000	>6.5%

Tier 1 Capital (to Risk-Weighted Assets):

Peoples, Inc.	$90,694,000	13.6%	$39,981,000	>6.0%	NA	NA
Peoples Bank	52,328,000	14.0%	22,501,000	>6.0%	30,002,000	>8.0%
Peoples National Bank	43,311,000	15.1%	17,419,000	>6.0%	23,226,000	>8.0%

Tier 1 Capital (to Adjusted Total Assets):

Peoples, Inc.	$90,694,000	10.3%	$35,341,000	>4.0%	NA	NA
Peoples Bank	52,328,000	11.0%	19,065,000	>4.0%	23,532,000	>5.0%
Peoples National Bank	43,311,000	10.6%	16,768,000	>4.0%	24,415,000	>5.0%

September 30, 2016:

Total Risk-Based Capital (to Risk-Weighted Assets):

Peoples, Inc.	$91,658,000	14.4%	$51,084,000	>8.0%	NA	NA
Peoples Bank	56,553,000	14.8%	30,544,000	>8.0%	38,180,000	>10.0%
Peoples National Bank	40,641,000	15.9%	20,426,000	>8.0%	25,532,000	>10.0%

Common Equity Tier 1 Capital (to Risk Weighted Assets):

Peoples, Inc.	$84,627,000	13.3%	$28,735,000	>4.5%	NA	NA
Peoples Bank	51,873,000	13.6%	17,181,000	>4.5%	24,817,000	>6.5%
Peoples National Bank	38,290,000	15.0%	11,489,000	>4.5%	16,596,000	>6.5%

Tier 1 Capital (to Risk-Weighted Assets):

Peoples, Inc.	$84,627,000	13.3%	$38,313,000	>6.0%	NA	NA
Peoples Bank	51,873,000	13.6%	22,908,000	>6.0%	30,544,000	>8.0%
Peoples National Bank	38,290,000	15.0%	15,319,000	>6.0%	20,426,000	>8.0%

Tier 1 Capital (to Adjusted Total Assets):

Peoples, Inc.	$84,627,000	9.6%	$35,251,000	>4.0%	NA	NA
Peoples Bank	51,873,000	10.3%	20,222,000	>4.0%	25,277,000	>5.0%
Peoples National Bank	38,290,000	10.3%	14,938,000	>4.0%	18,673,000	>5.0%

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

N.     Fair Value of Mortgage Loans Held for Sale:

Accounting standards provide a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities, with changes in fair value recognized in earnings as they occur.  Accounting standards permit the fair value option election on an instrument by instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument.  The Banks elected to apply the fair value option to mortgage loans held for sale originated for which an active secondary market and readily available market prices exist to reliably support fair value.  Loan origination fees on these loans are recorded when earned, and related direct loan origination costs when incurred.  Measuring these assets at fair value allows for a better matching of the earnings and cost processes on mortgage loans held for sale.  It also allows the Banks to carry these loans at fair value, which is more consistent with management’s view of the underlying economics and the manner in which they are managed.

Accounting standards define fair value, establish a framework for measuring fair value and expand the disclosures about fair value measurements.  The Banks follow accounting standards in determination of the fair value disclosure amounts.  The Banks measure the mortgage loans held for sales at the fair value determined from committed sales price to investors and on current market values of similar assets.  Interest income is recognized in the  Consolidated Statements of Income as earned based on the term of the notes.

The aggregate fair value carrying amount of mortgage loans held for sale is $160,245,383 and $288,531,285 and the aggregate unpaid principal amount is $154,336,208 and $276,293,097 as of September 30, 2017 and 2016, respectively.  The difference between the fair value carrying amount and the aggregate unpaid principal includes changes in fair value recorded at and subsequent to funding and premiums on acquired loans of $5,909,175 at and $12,238,188 at September 30, 2017 and 2016, respectively.  The mortgage loans held for sale are initially measured at fair value.  Gains and losses from initial measurement and subsequent changes in fair value are recognized in the gain on sale of mortgage loans in the consolidated statements of income.  None of the mortgage loans held for sale are 90 days or more past due.

O.     Derivatives:

The Banks utilize forward loan sales commitments derivatives against the change in fair value of the loans held for sale portfolio and interest rate locks commitment derivatives due to interest rate changes.

Stand-alone derivative financial instruments such as forward loan sale commitments, are used to economically hedge interest rate risk related to interest rate loan commitments measured at fair value.  These derivative instruments involve both credit and market risk.  The notional amounts are amounts on which calculations, payments, and the value of the derivative are based.  Notional amounts do not represent direct credit exposures.  Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any.  Such difference, which represents the fair value of the derivative instruments, is reflected on the Banks’ consolidated balance sheets as either derivative assets or derivative liabilities for stand-alone financial instruments, which is included in other assets or other liabilities.

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

The following table summarizes the derivative financial instruments utilized:

			Estimated
		Notional	Fair Value
	Balance Sheet Location	Amount	Gain	Loss

September 30, 2017:

Interest rate lock and loan commitments	Other assets	$202,450,000	$784,683		$—

Forward contract	Other assets and liabilities	$176,000,000	$63,125	$	[193,428]

September 30, 2016:

Interest rate lock and loan commitments	Other assets	$277,799,000	$2,931,038		$—

Forward contract	Other liabilities	$292,000,000	$—	$	[1,521,208]

The Banks, as part of their mortgage lending activities, originate fixed rate 1-4 unit residential loans for sale in the secondary market.  At the time of origination, management identifies loans that are expected to be sold in the near future.  These warehoused loans have been classified as mortgage loans held for sale, in the consolidated balance sheets and are carried at fair value.  These loans expose the Banks to variability in their fair value due to changes in interest rates.  If interest rates increase, the value of the loans decreases.  Conversely, if interest rates decrease, the value of the loans increases.  The fair value of the loans for sale is based on what secondary markets are currently offering for portfolios with similar characteristics.

Management believes it is prudent to limit the variability of a major portion of the change in fair value of its mortgage loans held for sale.  It is the Banks’ objective to hedge primarily all of its warehoused loans held for sale to third parties.

To meet this objective, management employs forward loan sale hedging strategies to minimize the interest rate and pricing risks associated with the origination and sale of such warehoused loans.

The forward loan sales lock is the price for the sale of either the specific mortgage loans classified as held-for-sale or for a generic group of loans similar to the specific mortgage loans classified as held-for-sale.

The amount of gain or [loss] recognized in income on the interest rate lock and loan commitments was approximately $13,708,000 and $30,148,000 and for the forward contract was approximately [$703,000] and [$11,759,000] for the nine months ended September 30, 2017 and 2016, respectively. The gain or [loss] from the derivative contracts is reported in gain on sale of mortgage loans in the unaudited Consolidated Statements of Income.

P.     Fair Value of Financial Instruments:

The Banks use fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Fair value is best determined based upon quoted market prices.  However, in many instances, there are no quoted market prices for the Banks’ various financial instruments.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Fair value accounting guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not forced liquidation or distressed sale) between market participants at the measurement date under current market conditions.  If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate.  In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment.  The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Trading assets, securities available for sale, mortgage loans held for sale and derivative assets and derivative liabilities are recorded at fair value on a recurring basis.  Additionally, from time to time, the Banks may be required to record at fair value other assets on a nonrecurring basis, such as loans held for investment, foreclosed assets, and certain other assets.  These nonrecurring fair value adjustments typically involve the application of lower-of-cost-or-market accounting or write-downs of individual assets.

Accounting standards provide a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities, with changes in fair value recognized in earnings as they occur.  Accounting standards permit the fair value option election on an instrument by instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument.  The Banks elected to apply the fair value option to its mortgage loans held for sale.

Accounting standards define fair value, establish a framework for measuring fair value and expand the disclosures about fair value measurements.  The Banks follow accounting standards in determination of the fair value disclosure amounts.

Under accounting standards, the Banks group its assets and liabilities at fair values in three levels based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.  In general, fair value determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities the Banks have the ability to access.  Fair values determined by Level 2 inputs utilize inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  Level 2 inputs include quoted prices for similar assets or liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rate and yield curves that are observable at commonly quoted intervals.  Level 3 inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.  In certain cases, the inputs used to measure fair value may fall into different levels of the hierarchy.  In such cases, the fair value of the asset or liability is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The following is a description for the valuation methodologies used for assets and liabilities that are recorded at fair value and for estimating fair value for financial instruments not recorded at fair value and for estimating fair value disclosures:

1.      Trading assets:

Fair values for trading assets are recorded at fair value on a recurring basis.  The fair value of the interest-bearing-deposits in the account is their carrying amount since the majority of these instruments are payable on demand and do not present credit concerns.  The fair value of the underlying municipals are based on pricing models (level 2).

2.      Investment securities:

Fair values for investment securities are recorded at fair value on a recurring basis.  The fair values of government agency mortgage backed securities are based on pricing models (level 2).

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

3.      Mortgage loans held for sale:

The fair value of mortgage loans held for sale is determined, on a recurring basis, based on the expected proceeds based on sales contracts and commitments and current market values of similar assets and which are considered level 2 inputs.

4.      Residential real estate loans:

Certain mortgage loans held for sale, in which the fair value option was elected, were unable to be sold into the secondary market.  These loans are held in the Bank’s portfolio and continue to be reported at fair value.  The fair value of these residential real estate loans is determined, on a recurring basis, based on secondary market price on similar assets and is considered Level 2 inputs.

5.      Interest Rate Locks, Loan Commitments and Forward Contracts:

Fair value for derivative interest rate locks and loan commitments and forward contracts are based on fair values of the underlying mortgage loans and the probability of such commitments being exercised which are considered level 2 inputs.  Significant management judgment and estimation is required in determining these fair value measurements.

6.      Impaired loans:

The fair value of impaired loans is determined based on current market information, including independent appraisals minus estimated costs of disposition of underlying collateral and discount cash flow modeling.

7.      Foreclosed assets are reported at the lower of the investment in the related loan or the estimated fair value of the assets received.  Fair value of the assets received is determined based on current market information, including independent appraisals minus estimated costs of disposition.  Independent appraisals are considered Level 2 inputs.

8.      Mortgage Servicing Rights:

MSR’s are reported at the lower of amortized cost or the estimated fair value of the underlying servicing right.  MSR’s are periodically evaluated for impairment based on the fair value of those assets.  For purposes of impairment evaluation and measurement, the MSR’s are stratified based on the predominant risk characteristics of the underlying loans, including investor and product type (level 2).

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

Fair values of assets and liabilities measured on a recurring basis are as follows:

		Quoted Price	Significant
		In Active	Other	Significant
		Market for	Observable	Unobservable
	Fair	Identical Assets	Inputs	Inputs
Financial Assets and Liabilities	Value	(Level 1)	(Level 2)	(Level 3)

September 30, 2017:

Trading assets	$5,676,613	$—	$5,676,613	$—
Investment securities	120,791,712	—	120,791,712	—

Mortgage loans held for sale	160,245,383	—	160,245,383	—

Residential real estate loans	16,650,921	—	16,650,921	—

Interest rate locks and loan commitments	784,683	—	784,683	—
Forward contracts	[130,303]	—	[130,303]	—

	$304,019,009	$—	$304,019,009	$—

		Quoted Price	Significant
		In Active	Other	Significant
		Market for	Observable	Unobservable
	Fair	Identical Assets	Inputs	Inputs
Financial Assets and Liabilities	Value	(Level 1)	(Level 2)	(Level 3)

September 30, 2016:

Trading assets	$5,673,727	$—	$5,673,727	$—
Investment securities	86,775,853	—	86,775,853	—

Mortgage loans held for sale	288,531,285	—	288,531,285	—

Residential real estate loans	19,068,521	—	19,068,521	—

Interest rate locks and loan commitments	2,931,038	—	2,931,038	—
Forward contracts	[1,521,208]	—	[1,521,208]	—

	$401,459,216	$—	$401,459,216	$—

For assets measured at fair value on a nonrecurring basis, the following table provides the level of valuation assumptions used to determine each adjustment and the carrying value of the related individual assets or portfolios.

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

The valuation methodology used to measure these fair value adjustments are described previously in this note:

	Carrying	Fair Value
	Value	Level 1	Level 2	Level 3
September 30, 2017:

Impaired loans	$3,566,823	$—	$3,566,823	$—
Foreclosed assets	1,739,708	—	1,739,708	—
Mortgage servicing rights	4,030,497	—	4,425,394	—

September 30, 2016:

Impaired loans	$3,679,943	$—	$3,679,943	$—
Foreclosed assets	4,578,666	—	4,578,666	—
Mortgage servicing rights	8,964,962	—	9,874,604	—

Net impairment losses on foreclosed assets recognized in net income was $1,100,000 and $554,000 for the nine months ended September 30, 2017 and 2016, respectively.

The estimated fair value amounts have been determined by management using available market information and appropriate valuation methodologies.  Considerable judgement is necessarily required in interpreting market data to develop the estimated fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Banks could realize in a current market exchange.

Q.     Merger:

The Holding Company entered into a merger agreement with National Bank Holdings Corporation (“NBH”) in June 2017.  As part of the agreement, Peoples has wound down its national mortgage business, operated out of its Kansas based Peoples Bank.  The national mortgage business was operated separate and apart from the Peoples Bank community banking operations, and will not be operated by NBH.  Peoples shareholders have agreed to indemnify NBH for all liabilities associated with the national mortgage business, including with respect to the restitution required by the consent order entered into by Peoples Bank and the Federal Reserve Board on November 28, 2017.  NBH is not a party to this consent order.

NBH has received regulatory approvals from the Federal Reserve Board and the State of Colorado Division of Banking for the merger.  The merger is subject to customary closing conditions and is expected to close in early January 2018.

R.     Other Comprehensive Income:

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income.  Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the consolidated balance sheets, such items, along with net income, are components of comprehensive income.

PEOPLES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

The components of other comprehensive income at  September 30, 2017 and 2016 are as follows:

	NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016
Unrealized holding gains on available for sales securities	$594,006	$337,487
Applicable income taxes	[224,333]	[126,975]

	369,673	210,512
Reclassification adjustments -

[Gains] realized in income	[3,529]	[223,196]
Applicable income taxes	1,350	84,127

	[2,179]	[139,069]

	$367,494	$71,443

The [gain] realized in income is included in the gain on sale of assets in the unaudited Consolidated Statements of Income.

S. Subsequent Events:

On December 22, 2017, United States President Donald Trump signed into law “H.R.1”, formerly known as the “Tax Cuts and Jobs Act”, which among other items reduces the federal corporate tax rate to 21% effective January 1, 2018. The Company revalued its deferred tax asset held at September 30, 2017 and determined that the value of the deferred tax asset will be reduced by $1.9 million and shown as an increase to income tax expense.